EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated January 30, 2004, accompanying the consolidated financial statements included in the Annual Report of Texas United Bancshares, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2003. We do hereby consent to the incorporation by reference of said report in the Registration Statements of Texas United Bancshares, Inc. on Form S-8, File Nos. 333-100162 and 333-100163.

/s/ GRANT THORNTON LLP

Houston, Texas
March 26, 2004